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Exhibit 21.1

SUBSIDIARIES OF DTS, INC.

AS OF DECEMBER 31, 2014

JURISDICTION OF INCORPORATION OR ORGANIZATION
SUBSIDIARIES OF DTS, INC.:
DTS (BVI) Limited	British Virgin Islands
dts Japan KK	Japan
DTS Washington LLC	Delaware
DTS, LLC	Delaware
Phorus, Inc	Delaware
Manzanita Systems, LLC	California
SUBSIDIARIES OF DTS (BVI) LIMITED:
DTS (Asia) Limited	Hong Kong
DTS China Holding Limited	British Virgin Islands
DTS (BVI) AZ Research Limited	British Virgin Islands
DTS Licensing Holdings	Malta
SUBSIDIARY OF DTS LICENSING HOLDINGS:
DTS Licensing Limited	Republic of Ireland
SUBSIDIARIES OF DTS LICENSING LIMITED:
DLLNI LIMITED	England and Wales
DTS Licensing Pte. Ltd.	Singapore
SUBSIDIARY OF DTS CHINA HOLDING LIMITED:
DTS China Licensing (Hong Kong) Limited	Hong Kong
SUBSIDIARY OF DTS CHINA LICENSING (HONG KONG) LIMITED:
Guangzhou DTS Digital Theater Systems, Co. Ltd.	People's Republic of China

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  Exhibit 21.1
SUBSIDIARIES OF DTS, INC. AS OF DECEMBER 31, 2014